As filed with the Securities and Exchange Commission on November 1, 2007
Registration No. 333-144306

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5 to Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRUBB & ELLIS COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6531	94-1424307
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

500 West Monroe Street, Suite 2800
Chicago, IL 60661
(312) 698-6700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark E. Rose
Chief Executive Officer and Director
Grubb & Ellis Company
500 West Monroe Street, Suite 2800
Chicago, IL 60661
(312) 698-6700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

C. Michael Kojaian Chairman of the Board Grubb & Ellis Company 500 West Monroe Street, Suite 2800 Chicago, IL 60661 (312) 698-6700	Clifford A. Brandeis, Esq. Zukerman Gore & Brandeis, LLP 875 Third Avenue New York, NY 10022 (212) 223-6700	Anthony W. Thompson Chairman of the Board Scott D. Peters Chief Executive Officer and President NNN Realty Advisors, Inc. 1551 North Tustin Avenue, Suite 300 Santa Ana, CA 92705 (714) 667-8252	Rosemarie Thurston, Esq. Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Atlanta, GA 30309-3424 (404) 881-7000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement and the effective time of the merger of B/C Corporate Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Grubb & Ellis Company, a Delaware corporation, with and into NNN Realty Advisors, Inc., a Delaware corporation, as described in the Agreement and Plan of Merger, dated as of May 22, 2007, attached as Annex A to the joint proxy statement/prospectus forming part of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment is filed solely to file the exhibits indicated in Item 21 of Part II and to insert additional undertakings to Item 22 of Part II. No change is made to the preliminary joint proxy statement/prospectus constituting Part I of the Registration Statement or Item 20 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.	Exhibits and Financial Statement Schedules.

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit
No.	Document

2.1	Agreement and Plan of Merger dated as of May 22, 2007, among Grubb & Ellis and NNN Realty Advisors and the other parties thereto (included in Annex A to the joint proxy statement/prospectus which is part of this registration statement)
3.1	Restated Certificate of Incorporation of Grubb & Ellis, incorporated herein by reference to Exhibit 3.2 to Grubb & Ellis’ Annual Report on Form 10-K filed on March 31, 1995
3.2	Amendment to the Restated Certificate of Incorporation of Grubb & Ellis as filed with the Delaware Secretary of State on December 8, 1997, incorporated herein by reference to Exhibit 4.4 to Grubb & Ellis’ Registration Statement on Form S-8 filed on December 19, 1997 (File No. 333-42741)
3.3	Bylaws of Grubb & Ellis, as amended and restated effective May 31, 2000, incorporated by reference to Exhibit 3.5 to Grubb & Ellis’ Annual Report on Form 10-K dated September 28, 2000
4.1	Specimen common stock certificate incorporated by reference to Exhibit 4.2 to Grubb & Ellis’ Registration Statement on Form S-3 filed on July 22, 1994 (File No. 033-54707)
5.1	Opinion of Zukerman Gore & Brandeis, LLP regarding validity of the shares of Grubb & Ellis common stock registered hereunder*
8.1	Opinion of Alston & Bird LLP regarding material federal income tax consequences relating to the merger*
23.1	Consent of Deloitte & Touche LLP with respect to NNN Realty Advisors and Triple Net Properties Realty, Inc. and subsidiary
23.2	Consent of KMJ Corbin & Company LLP with respect to NNN Realty Advisors
23.3	Consent of Ernst & Young LLP with respect to Grubb & Ellis
24.1	Power of Attorney (included in signature page of initial filing of this registration statement)
99.1	Form of Proxy Card of Grubb & Ellis
99.2	Form of Proxy Card of NNN Realty Advisors
99.3	Consent of JMP Securities LLC
99.4	Consent of Lehman Brothers Inc.
99.5	Consent of Anthony W. Thompson to be named as a director
99.6	Consent of Scott D. Peters to be named as a director
99.7	Consent of Glenn L. Carpenter to be named as a director
99.8	Consent of Harold H. Greene to be named as a director
99.9	Consent of Gary H. Hunt to be named as a director
99.10	Consent of D. Fleet Wallace to be named as a director

*	Filed herewith.

Item 22.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) (1) The undersigned registrant undertakes as follows: that before any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 1, 2007.

GRUBB & ELLIS COMPANY

By:	/s/ Mark E. Rose
Name: Mark E. Rose

Title:	Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date
/s/ Mark E. Rose Mark E. Rose		Chief Executive Officer and Director (Principal Executive Officer)	November 1, 2007

* Richard W. Pehlke		Chief Financial Officer (Principal Financial and Accounting Officer)	November 1, 2007

* Anthony G. Antone		Director	November 1, 2007

* C. Michael Kojaian		Director	November 1, 2007

* Robert J. McLaughlin		Director	November 1, 2007

* F. Joseph Moravec		Director	November 1, 2007

* Rodger D. Young		Director	November 1, 2007

*By:	/s/ Mark E. Rose Mark E. Rose As Attorney-in-Fact

EXHIBIT INDEX

Exhibit
No.	Document

2.1	Agreement and Plan of Merger dated as of May 22, 2007, among Grubb & Ellis and NNN Realty Advisors and the other parties thereto (included in Annex A to the joint proxy statement/prospectus which is part of this registration statement)
3.1	Restated Certificate of Incorporation of Grubb & Ellis, incorporated herein by reference to Exhibit 3.2 to Grubb & Ellis’ Annual Report on Form 10-K filed on March 31, 1995
3.2	Amendment to the Restated Certificate of Incorporation of Grubb & Ellis as filed with the Delaware Secretary of State on December 8, 1997, incorporated herein by reference to Exhibit 4.4 to Grubb & Ellis’ Registration Statement on Form S-8 filed on December 19, 1997 (File No. 333-42741)
3.3	Bylaws of Grubb & Ellis, as amended and restated effective May 31, 2000, incorporated by reference to Exhibit 3.5 to Grubb & Ellis’ Annual Report on Form 10-K dated September 28, 2000
4.1	Specimen common stock certificate incorporated by reference to Exhibit 4.2 to Grubb & Ellis’ Registration Statement on Form S-3 filed on July 22, 1994 (File No. 033-54709)
5.1	Opinion of Zukerman Gore & Brandeis, LLP regarding validity of the shares of Grubb & Ellis common stock registered hereunder*
8.1	Opinion of Alston & Bird LLP regarding material federal income tax consequences relating to the merger*
23.1	Consent of Deloitte & Touche LLP with respect to NNN Realty Advisors and Triple Net Properties Realty, Inc. and subsidiary
23.2	Consent of KMJ Corbin & Company LLP with respect to NNN Realty Advisors
23.3	Consent of Ernst & Young with respect to Grubb & Ellis
24.1	Power of Attorney (included in signature page of initial filing of this registration statement)
99.1	Form of Proxy Card of Grubb & Ellis
99.2	Form of Proxy Card of NNN Realty Advisors
99.3	Consent of JMP Securities LLC
99.4	Consent of Lehman Brothers Inc.
99.5	Consent of Anthony W. Thompson to be named as a director
99.6	Consent of Scott D. Peters to be named as a director
99.7	Consent of Glenn L. Carpenter to be named as a director
99.8	Consent of Harold H. Greene to be named as a director
99.9	Consent of Gary H. Hunt to be named as a director
99.10	Consent of D. Fleet Wallace to be named as a director

*	Filed herewith.